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                                                                      EXHIBIT 23

                     [MCGLADREY & PULLEN, LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in McLeod, Inc.'s Registration Statement on Form S-8 of our report dated September 27, 1996 relating to Telecom*USA Publishing Group, Inc.'s consolidated financial statements, which appears on page F-1 of the Current Report on Form 8-K/A of McLeod, Inc. as filed with the Securities and Exchange Commission on October 11, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1034.


                                                  /s/  McGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
October 11, 1996